Exhibit 99

[FRB WEBER SHANDWICK COMPANY LOGO]                     NEWS

AT THE COMPANY:               AT FRB|WEBER SHANDWICK
John K. Schmidt               Jeff Wilhoit     Rose Tucker
Chief Financial Officer       General          Analysts/
(563) 589-1994                Inquiries        Investors
jschmidt@dubuquebank.com      (312) 640-6757   (310) 407-6522


  HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER EARNINGS

Dubuque, Iowa, July 17, 2003-Heartland Financial USA, Inc.
(Nasdaq NMS: HTLF) today reported results for the second quarter of 2003.

Second Quarter 2003 Highlights

    -  Net income from continuing operations up 7%
    -  Earning assets increased 13%
    -  Loans grew 7% since year-end
    -  Deposits grew 5% since year-end
    -  HTLF Capital Corp. commenced full operations on June 23
    -  Arizona Bank & Trust scheduled to open in early August


                                                       Six Months
                              Second Quarter          Ended June 30

                              2003       2002         2003     2002

Net income (in millions)      $4.2       $4.0         $8.7     $8.0
Diluted earnings per share     .42        .41          .87      .81

Return on assets              0.92%      0.99%        0.98%    0.99%
Return on common equity      13.15      14.44        13.84    14.56
Net interest margin           3.82       3.94         3.99     3.86


                           ####

"We continue to execute important elements of our strategic plan, and our solid second quarter and first half results underscore the effectiveness of that plan. We added over $80 million in new loans since year-end 2002 while maintaining non-performing assets at nearly the same low levels, and deposits exhibited steady growth. Our overall results are particularly gratifying in light of continued softness in the economy and our continued investment in the growth of the company."
-- Lynn B. Fuller, chairman, president and chief executive officer

                          ####


Dubuque, Iowa, July 17, 2003-Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported net income from continuing operations of $4.2 million, or $.42 per share diluted, for the second quarter ended June 30, 2003. This compares to net income from continuing operations of $3.9 million, or $0.40 per diluted share, in the second quarter of 2002. In December 2002, the company sold a branch of Wisconsin Community Bank, a Heartland bank subsidiary. The contribution of this discontinued operation to net income during the second quarter of 2002 was approximately $123 thousand, or $0.01 per diluted share. Total net income was $4.2 million versus $4.0 million in the second quarter of 2002.

Annualized return on average equity for the second quarter of 2003 was 13.15 percent, and annualized return on average assets was .92 percent. In the second quarter of 2002, annualized return on average equity was 14.44 percent and return on average assets was .99 percent.

"We continue to execute on the important elements of our strategic plan, and our solid second quarter and first half results underscore the effectiveness of that plan," said Lynn B. Fuller, chairman, president and chief executive officer. "We added over $80 million in new loans since year-end 2002 while maintaining non-performing assets at nearly the same low levels, and deposits exhibited steady growth. Our overall results are particularly gratifying in light of continued softness in the economy and our continued investment in the growth of the company. A flat yield curve led to further compression of our net interest margin, but we believe that our disciplined approach to asset and liability pricing served to mitigate the effects of margin pressure to a significant degree."

Contributing to the improved earnings during the second quarter of 2003 was the $1.4 million or 9.6 percent growth in net interest income due primarily to growth in earning assets. Noninterest income increased $1.6 million or 23.9 percent and noninterest expense increased $1.9 million or 13.0 percent.
Gains on sale of loans contributed an additional $1.2 million to noninterest income and activities within the available for sale and trading portfolios contributed an additional $872 thousand to noninterest income. These improvements in noninterest income were offset by a $694 thousand valuation adjustment on mortgage servicing rights and a $519 thousand increase in amortization on these mortgage servicing rights as prepayments were experienced in our servicing portfolio. A portion of the increase in noninterest expense was attributable to the implementation of imaging technology across all the bank subsidiaries, the addition of HTLF Capital Corp. and expansion into the Santa Fe, New Mexico and Phoenix, Arizona markets.

For the six-month period ended June 30, 2003, total net income increased 9.4 percent to $8.7 million, or $.87 per diluted share, compared to total net income of $8.0 million, or $0.81 per diluted share in the same period in 2002. Return on average equity was 13.84 percent, and return on average assets was .98 percent for the six-month period in 2003 compared to 14.56 percent and .99 percent, respectively, for the same period in 2002.

Net interest margin, expressed as a percentage of average earning assets, was 3.82 percent during the second quarter of 2003 compared to 3.94 percent for the same period in 2002 and 4.12 percent for the first quarter of 2003. For the first six months of 2003, net interest margin was 3.99 percent, compared to 3.86 percent in the same period one year ago.

Total assets at June 30, 2003, increased by 12.3 percent since June 30, 2002, and by 3.9 percent since December 31, 2002. Total loans and leases grew 12.6 percent to $1.26 billion compared to the second quarter of 2002, and deposits increased 14.3 percent to $1.40 billion over the same period. In the first six months of 2003, total loans and leases and total deposits increased by
6.8 percent and 4.9 percent, respectively.

"Despite a slow economy, we were able to add significant loan volume in virtually every part of our loan portfolio during the first half of the year," added Fuller. "Commercial and commercial real estate loan volume alone grew by over $50 million since year-end and $100 million since last June, and we experienced one of our best quarters ever in our residential mortgage business. On the liability side, deposits showed strong increases in the latest six month and twelve month periods, demonstrating continued strong customer response to our products despite the very low interest rate environment."

The  allowance  for loan and lease losses at June 30,  2003,  was
1.40 percent of loans and 327 percent of nonperforming loans, compared to 1.38 percent of loans and 202 percent of nonperforming loans at June 30, 2002. Nonperforming loans increased slightly to .43 percent of total loans and leases compared to .38 percent of total loans and leases at December 31, 2002. Commensurate with its strong loan growth, the company increased its provision for loan losses during the second quarter of 2003 to $922 thousand compared to $630 thousand in the same period one year ago.

In June of 2003, Heartland completed the buyout of all minority stockholders of New Mexico Bank & Trust as agreed upon during its formation in 1998. In exchange for their shares of New Mexico Bank & Trust stock, the minority stockholders received a total of 383,574 shares of Heartland common stock.

Looking toward the second half of 2003, Fuller noted recent initiatives that are expected to begin contributing to overall results. Heartland's newest community bank, Arizona Bank & Trust, is on schedule to open its first office in early August in Mesa, Arizona. On June 23, Heartland announced the formation of HTLF Capital Corp., an investment banking firm headquartered in Denver, Colorado. HTLF Capital will focus on taxable and tax exempt investments, including: taxable and tax-exempt municipal leasing; hospital financing; college and university financing; project financing; and 501(c)3 private activity funding.

"We look forward to seeing these two investments begin to bear fruit beginning in the second half of the year," Fuller said. "The opening of Arizona Bank & Trust in the Southwest market will enlarge our geographic footprint, and establish a beachhead for further expansion within the state. HTLF Capital Corp. further elevates our presence in the financial services industry, and opens up new sources of potential revenue for us."

About Heartland Financial USA:

Heartland is a $1.9 billion financial services company with six banks in Iowa, Illinois, Wisconsin, New Mexico and another pending in Arizona:

     Dubuque Bank and Trust Company, with eight offices in
       Dubuque, Epworth, Farley and Holy Cross, Iowa
     Galena State Bank and Trust Company, with three offices in
       Galena and Stockton, Illinois
     First Community Bank, with three offices in Keokuk, Iowa and
       Carthage, Illinois
     Riverside Community Bank, with three offices in Rockford,
       Illinois
     Wisconsin Community Bank, with six offices in Cottage Grove,
       Fitchburg, Green Bay, Middleton, Monroe and Sheboygan,
       Wisconsin
     New Mexico Bank & Trust, with twelve offices in Albuquerque,
       Clovis and Santa Fe, New Mexico
  Arizona Bank & Trust, in formation in Mesa, Arizona

Other subsidiaries include:

     ULTEA, Inc., a fleet management company with offices in Madison and Milwaukee, Wisconsin; Chicago, Illinois and Minnetonka, Minnesota
     Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford, Illinois
     HTLF Capital Corp., an investment banking firm with offices in Denver, Colorado and Blue Springs, Missouri

Heartland's shares are traded on The Nasdaq Stock Market under the symbol HTLF.

Additional information about Heartland is available through our website at www.htlf.com.

                         ####

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                         ####


                    -FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                           June 30,
                                     2003              2002
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   25,364        $   24,978
Interest expense                      9,613            10,607
                                 ----------        ----------
Net interest income                  15,751            14,371
Provision for loan and lease
 losses                                 922               630
Noninterest income                    8,411             6,786
Noninterest expense                  16,575            14,666
Income tax expense                    1,914             1,560
Tax equivalent adjustment               544               383
                                 ----------        ----------
Income from continuing
 operations                           4,207             3,918
Discontinued operations
 Gain from operations of
 discontinued operations                  -               202
 Income tax expense                       -                79
                                 ----------        ----------
Gain on discontinued operations           -               123
                                 ----------        ----------
Net income                       $    4,207        $    4,041
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.43        $     0.41
Earnings per common share
 - diluted                             0.42              0.41
Adjusted earnings per common
 share from continuing
 operations - basic(1)                 0.43              0.40
Adjusted earnings per common
 share from continuing
 operations - diluted(1)               0.42              0.40
Weighted average shares
 outstanding - basic              9,874,322         9,808,922
Weighted average shares
 outstanding - diluted           10,059,176         9,872,842

(1) Excludes the discontinued operations from the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.


                                    For the Six Months Ended
                                           June 30,
                                     2003              2002
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   51,169        $   49,574
Interest expense                     19,145            21,650
                                 ----------        ----------
Net interest income                  32,024            27,924
Provision for loan and lease
 losses                               2,226             1,611
Noninterest income                   16,886            14,772
Noninterest expense                  32,632            29,313
Income tax expense                    4,263             3,366
Tax equivalent adjustment             1,058               667
                                 ----------        ----------
Income from continuing
 operations                           8,731             7,739
Discontinued operations
 Gain from operations of
 discontinued operations                  -               403
 Income tax expense                       -               158
                                 ----------        ----------
Gain on discontinued operations           -               245
                                 ----------        ----------
Net income                       $    8,731        $    7,984
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.88        $     0.82
Earnings per common share
 - diluted                             0.87              0.81
Adjusted earnings per common
 share from continuing
 operations - basic(1)                 0.88              0.79
Adjusted earnings per common
 share from continuing
 operations - diluted(1)               0.87              0.79
Weighted average shares
 outstanding - basic              9,883,047         9,769,443
Weighted average shares
 outstanding - diluted           10,071,359         9,831,652

(1) Excludes the discontinued operations from the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.


HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                           June 30,
                                     2003              2002
                                 ----------------------------

AVERAGE BALANCES
Assets                           $1,841,648        $1,633,707
Loans and leases, net of
 unearned                         1,242,316         1,102,715
Deposits                          1,389,854         1,218,097
Earning assets                    1,652,935         1,462,024
Stockholders' equity                128,335           112,228

EARNINGS PERFORMANCE RATIOS
Return on average assets              0.92%             0.99%
Return on average equity             13.15             14.44
Net interest margin                   3.82              3.94
Net interest margin, excluding
 fleet leasing company debt           3.88              4.03
Efficiency ratio                     69.98             69.57
Efficiency ratio, banks only         61.80             58.06

NONINTEREST INCOME
Service charges and fees         $    1,449        $    1,697
Trust fees                              858               904
Brokerage commissions                   216               203
Insurance commissions                   166               160
Securities gains, net                   478                75
Gain (loss) on trading account
 securities                             277              (214)
Rental income on operating leases     3,477             3,674
Gain on sale of loans                 1,689               522
Valuation adjustment on
 mortgage servicing rights             (694)             (326)
Impairment loss on equity
 securities                             (22)                -
Other noninterest income                517                91
                                 ----------        ----------
Total noninterest income         $    8,411        $    6,786
                                 ==========        ==========

NONINTEREST EXPENSE
Salaries and employee benefits   $    8,075        $    6,841
Occupancy                               939               763
Furniture and equipment                 973               814
Depreciation on equipment
 under operating leases               2,825             2,879
Outside services                      1,162             1,107
FDIC deposit insurance
 assessment                              54                53
Advertising                             613               383
Core deposit intangibles
 amortization                           101               123
Other noninterest expenses            1,833             1,703
                                 ----------        ----------
Total noninterest expense        $   16,575        $   14,666
                                 ==========        ==========

                                   For the Six Months Ended
                                           June 30,
                                     2003              2002
                                 ----------------------------

AVERAGE BALANCES
Assets                           $1,804,822        $1,632,010
Loans and leases, net of
 unearned                         1,219,851         1,094,968
Deposits                          1,358,240         1,215,904
Earning assets                    1,619,026         1,459,548
Stockholders' equity                127,188           110,597

EARNINGS PERFORMANCE RATIOS
Return on average assets              0.98%             0.99%
Return on average equity             13.84             14.56
Net interest margin                   3.99              3.86
Net interest margin, excluding
 fleet leasing company debt           4.05              3.96
Efficiency ratio                     68.34             68.91
Efficiency ratio, banks only         59.16             57.77

NONINTEREST INCOME
Service charges and fees         $    2,756        $    3,144
Trust fees                            1,810             1,736
Brokerage commissions                   363               330
Insurance commissions                   416               377
Securities gains, net                 1,158               156
Gain (loss) on trading account
 securities                             249              (242)
Rental income on operating leases     6,895             7,530
Gain on sale of loans                 3,221             1,529
Valuation adjustment on
 mortgage servicing rights             (992)             (326)
Impairment loss on equity
 securities                            (170)                -
Other noninterest income              1,180               538
                                 ----------        ----------
Total noninterest income         $   16,886        $   14,772
                                 ==========        ==========

NONINTEREST EXPENSE
Salaries and employee benefits   $   15,835        $   13,746
Occupancy                             1,856             1,526
Furniture and equipment               1,848             1,618
Depreciation on equipment
 under operating leases               5,612             5,909
Outside services                      2,272             1,981
FDIC deposit insurance
 assessment                             107               106
Advertising                           1,086               834
Core deposit intangibles
 amortization                           202               247
Other noninterest expenses            3,814             3,346
                                 ----------        ----------
Total noninterest expense        $   32,632        $   29,313
                                 ==========        ==========

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                   As of and      As of and
                                    For the        For the
                                   Six Months       Year
                                     Ended          Ended
                                    June 30,      December 31
                                     2003            2002
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,855,235        $1,785,979
Securities                          372,068           390,815
Total loans and leases            1,255,418         1,175,236
Allowance for loan &
 lease losses                        17,600            16,091
Total deposits                    1,403,233         1,337,985
Long-term debt                      146,206           126,299
Total stockholders' equity          136,952           124,041

PER COMMON SHARE DATA
Book value per common share      $    13.48        $    12.60
FAS 115 effect on book value
 per common share                      0.57              0.43

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  797,282        $  743,520
Residential mortgage                165,647           145,931
Agricultural and agricultural
 real estate                        161,551           155,596
Consumer                            123,226           120,853
Direct financing leases, net         10,365            12,308
Unearned discount and deferred
 loan fees                           (2,653)           (2,972)
                                 ----------        ----------
Total Loans and Leases           $1,255,418        $1,175,236
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    4,727        $    3,944
Restructured loans                        -                 -
Loans past due ninety days or
 more as to interest or
 principal payments                     649               541
Other real estate owned                 488               452
Other repossessed assets                287               279
                                 ----------        ----------
Total nonperforming assets       $    6,151        $    5,216
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   16,091        $   14,660
Provision for loan and lease
 losses continuing
 operations                           2,226             3,553
Provision for loan and lease
 losses discontinued
 operations                               -              (329)
Loans charged off                    (1,040)           (3,203)
Recoveries                              323             1,410
                                 ----------        ----------
Balance, end of period           $   17,600        $   16,091
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.43%             0.38%
Ratio of nonperforming assets
 to total assets                      0.33              0.29
Ratio of net loan chargeoffs
 to average loans and leases          0.06              0.16
Allowance for loan losses as
 a percent of loans                   1.40              1.37
Allowance for loan and leases
 to nonperforming loans and
 leases                             327.41            358.77

                                   As of and      As of and
                                    For the        For the
                                   Six Months       Year
                                     Ended          Ended
                                    June 30,      December 31,
                                     2002           2001
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,652,238        $1,644,064
Securities                          346,408           325,217
Total loans and leases            1,115,039         1,105,205
Allowance for loan &
 lease losses                        15,409            14,660
Total deposits                    1,228,077         1,205,159
Long-term debt                      136,321           143,789
Total stockholders' equity          114,724           107,090

PER COMMON SHARE DATA
Book value per common share      $    11.68        $    11.06
FAS 115 effect on book value
 per common share                      0.44              0.37

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  693,091        $  651,479
Residential mortgage                138,198           168,912
Agricultural and agricultural
 real estate                        150,136           145,460
Consumer                            123,098           127,874
Direct financing leases, net         13,958            15,570
Unearned discount and deferred
 loan fees                           (3,442)           (4,090)
                                 ----------        ----------
Total Loans and Leases           $1,115,039        $1,105,205
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    6,918        $    7,269
Restructured loans                        -               354
Loans past due ninety days or
 more as to interest or
 principal payments                     728               500
Other real estate owned                 108               130
Other repossessed assets                241               343
                                 ----------        ----------
Total nonperforming assets       $    7,995        $    8,596
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   14,660        $   13,592
Provision for loan and lease
 losses continuing
 operations                           1,611             4,258
Provision for loan and lease
 losses discontinued
 operations                             (10)               25
Loans charged off                    (1,267)           (3,757)
Recoveries                              415               542
                                 ----------        ----------
Balance, end of period           $   15,409        $   14,660
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.69%             0.73%
Ratio of nonperforming assets
 to total assets                      0.48              0.52
Ratio of net loan chargeoffs
 to average loans and leases          0.08              0.30
Allowance for loan losses as
 a percent of loans                   1.38              1.33
Allowance for loan and leases
 to nonperforming loans
 and leases                         201.50            180.47